Exhibit 99.1

For Additional Information:

Bryan Giglia

Senior Vice President – Corporate Finance

Sunstone Hotel Investors, Inc.

(949) 382-3036

SUNSTONE HOTEL INVESTORS REPORTS OPERATING RESULTS FOR THIRD QUARTER 2011

Announces Changes in Corporate Governance:

Robert Alter Announces Retirement,

Keith Locker Named Independent Chairman of the Board,

Douglas Pasquale and Andrew Batinovich Named as Additional Independent Directors

ALISO VIEJO, CA — November 7, 2011 — Sunstone Hotel Investors, Inc. (the “Company”) (NYSE: SHO) today announced results for the third quarter ended September 30, 2011.

Third Quarter 2011 Operational Results (as compared to Third Quarter 2010)(1):

•                  Comparable Hotel RevPAR increased 8.6% to $129.07.

•                  Comparable Hotel EBITDA increased 12.2% to $56.4 million.

•                  Comparable Hotel EBITDA Margins increased by 150 basis points to 27.2%.

•                  Adjusted EBITDA increased by 32.9% to $52.4 million.

•                  Adjusted FFO available to common stockholders increased by 67.6% to $23.7 million.

•                  Adjusted FFO available to common stockholders per diluted share increased by 33.3% to $0.20.

•                  Loss attributable to common stockholders was $24.0 million (vs. income available to common stockholders of $18.3 million in the third quarter 2010).

•                  Loss attributable to common stockholders per diluted share was $0.20 (vs. income available to common stockholders of $0.19 in the third quarter 2010).

Ken Cruse, President and Chief Executive Officer, stated, “We are pleased to report another strong quarter.  Our portfolio’s year-over-year RevPAR growth accelerated to 8.6%, while our continued focus on operational efficiency led to 150 basis points of Comparable Hotel EBITDA Margin expansion.  As a result, our Adjusted EBITDA and Adjusted FFO per share both grew by 33% and exceeded expectations despite the turbulent economic environment.  Subsequent to quarter end, we reduced our overall indebtedness and bolstered our liquidity by refinancing our Doubletree Times Square and monetizing the Royal Palm mortgage.  With ample liquidity and limited near-term debt maturities, we remain focused on maximizing shareholder value by continuing to drive operational excellence, methodically improving our balance sheet and selectively allocating capital to our most attractive investment opportunities.”

(1)          Comparable Hotel RevPAR, Comparable Hotel EBITDA and Comparable Hotel EBITDA Margin information presented reflect the Company’s Comparable 32 Hotel Portfolio, which includes all hotels held for investment by the Company as of September 30, 2011, excluding the Valley River Inn which has been classified as held for sale as of September 30, 2011 and included in discontinued operations for all periods presented due to its sale in October 2011. The Comparable 32 Hotel Portfolio also includes prior ownership results for the Doubletree Guest Suites Times Square acquired by the Company in January 2011, the JW Marriott New Orleans acquired by the Company in February 2011, and the Hilton San Diego Bayfront acquired by the Company in April 2011, for all periods presented. The Comparable 32 Hotel Portfolio for the nine months ended September 30, 2010 also includes results for the Renaissance Westchester during the period it was held in receivership prior to the Company’s reacquisition of the hotel in June 2010.

SELECTED FINANCIAL DATA

($ in millions, except RevPAR and per share amounts)

(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	% Change	2011	2010	% Change
Total Revenue	$212.3	$152.5	39.2%	$589.6	$447.7	31.7%
Comparable Hotel RevPAR	$129.07	$118.81	8.6%	$124.21	$115.12	7.9%

Comparable Hotel EBITDA Margin	27.2%	25.7%	150 bps	27.5%	26.0%	150 bps

Income available (loss attributable) to common stockholders	$(24.0)	$18.3		$53.0	$(12.6)
Income available (loss attributable) to common stockholders per diluted share	$(0.20)	$0.19		$0.45	$(0.13)
EBITDA	$38.6	$70.7		$229.0	$148.0
Adjusted EBITDA	$52.4	$39.4		$148.5	$114.0
FFO available to common stockholders	$9.6	$44.3		$134.1	$63.2
Adjusted FFO available to common stockholders	$23.7	$14.2		$67.6	$36.3
FFO available to common stockholders per diluted share (1)	$0.08	$0.45		$1.14	$0.65
Adjusted FFO available to common stockholders per diluted share (1)	$0.20	$0.15		$0.58	$0.37

(1)          Reflects the Series C convertible preferred stock on a “non-converted” basis. On an “as-converted” basis, FFO available to common stockholders per diluted share is $0.09 and $0.45, respectively, for the three months ended September 30, 2011 and 2010, and $1.14 and $0.67, respectively, for the nine months ended September 30, 2011 and 2010. On an “as-converted” basis, Adjusted FFO available to common stockholders per diluted share is $0.21 and $0.15, respectively, for the three months ended September 30, 2011 and 2010, and $0.59 and $0.40, respectively, for the nine months ended September 30, 2011 and 2010.

Disclosure regarding the non-GAAP financial measures in this release is included on pages 5 and 6. Reconciliations of non-GAAP financial measures to the most comparable GAAP measure for each of the periods presented are included on pages 9 through 12 of this release.

Disposition Update

On October 26, 2011, the Company closed on the previously announced sale of the 257-room Valley River Inn located in Eugene, Oregon. The gross sales price of $16.4 million includes the assumption of the existing mortgage secured by the hotel which totaled $11.5 million on the date of the sale.

Balance Sheet/Liquidity Update

As of September 30, 2011, the Company had approximately $223.7 million of cash and cash equivalents, including restricted cash of $63.8 million, total assets of $3.2 billion, including $2.8 billion of net investments in hotel properties, total consolidated debt of $1.7 billion and stockholders’ equity of $1.3 billion.

As previously announced on October 10, 2011, the Company refinanced a $270.0 million loan secured by interests in its 460-room Doubletree Guest Suites Times Square (the “Hotel”). The Hotel was refinanced with a new $180.0 million seven-year, non-recourse mortgage. The new mortgage, which bears a floating interest rate of 3-month LIBOR plus 325 basis points, requires payments of interest only for the first 24 months of the term. The Company funded the remainder of the repayment of the prior loan with approximately $90.0 million of its unrestricted cash. In addition, on October 10, 2011 the Company also announced the sale of the first mortgage note held in conjunction with its sale of the Royal Palm hotel in April 2011 for net proceeds of approximately $79.2 million. In anticipation of this sale, the Company recorded an impairment loss of $10.9 million in September 2011.  Adjusting its September 30, 2011 cash and debt balances for these two transactions and the sale of the Valley River Inn, the Company has approximately $218.5 million of cash and cash equivalents, including restricted cash of $63.8 million, and total consolidated debt of $1.6 billion.

John Arabia, Chief Financial Officer, stated, “Our adjusted unrestricted cash balance of over $150 million materially exceeds the $95 million of debt that matures through early 2015. Sunstone’s large unrestricted cash balance, our undrawn credit facility and limited near-term debt maturities not only provide the Company with significant downside protection in the event of an unanticipated decline in operating fundamentals, but also give us several years to gradually and thoughtfully reduce financial leverage in a manner that is additive to shareholder value.”

Corporate Governance Structure Update

Today the Board of Directors announced certain changes to its corporate governance structure, effective as of November 7, 2011:

•                  Robert (Bob) Alter has been named Chairman Emeritus and Founder and will no longer serve as the Company’s Executive Chairman of the Board.  Mr. Alter will remain a Director until the Company’s May 2012 Annual Meeting, at which time Mr. Alter will not stand for re-election to the Company’s Board of Directors.

•                  Lew Wolff will no longer serve as the Company’s Co-Chairman of the Board.  Mr. Wolff will remain a Director.

•                  Keith Locker, a member of the Board since May 2, 2006 and Chair of the Strategic Planning and Capital Markets Committee, has been named the Company’s independent Chairman of the Board.  Mr. Locker will continue to serve as Chair of the Strategic Planning and Capital Markets Committee.

•                  Douglas Pasquale has been appointed to the Company’s Board of Directors. Mr. Pasquale is a Senior Advisor and Director of Ventas, Inc., and is the former Chairman, President and CEO of Nationwide Health Properties, Inc., a NYSE-listed healthcare REIT that was sold to Ventas in July 2011.  Mr. Pasquale has also held executive-level positions at various hotel and health care ownership and management companies, including Atria Senior Living Group, ARV Assisted Living, Inc., Richfield Hospitality Services and Regal Hotels International-North America.

•                  Andrew Batinovich has been appointed to the Company’s Board of Directors.  Mr. Batinovich is President and CEO of Glenborough LLC, a private real estate investment and management company specializing in office properties.  Mr. Batinovich was also a co-founder of Glenborough LLC’s predecessor, Glenborough Realty Trust, a NYSE-listed REIT which was sold to an affiliate of Morgan Stanley in 2006.

•                  Keith Russell, a member of the Board since the Company’s initial public offering in October 2004, has succeeded Keith Locker as Chair of the Audit Committee.

•                  Jamie Behar, a member of the Board since the Company’s initial public offering in October 2004, has succeeded Keith Russell as Chair of the Nominating and Corporate Governance Committee.

Mr. Alter stated, “I am excited and pleased to announce my retirement from Sunstone’s Board of Directors in May after serving both as CEO and Chairman since I founded this Company 16 years ago.  Founding Sunstone Hotel Investors has been the most enjoyable and satisfying accomplishment of my long career in the hotel industry. I am very proud of the organization I have built over the years and the growth of the Company into an outstanding owner of one of the best hotel portfolios in major U.S. markets. I am pleased with the corporate direction, business plan and the new team that senior management and I have assembled to lead Sunstone for many years. I am also honored to announce important changes to Sunstone’s corporate governance structure.  Keith Locker, who has served as a director for over five years, will serve the Company well as Sunstone’s new independent Chairman of the Board.  Sunstone’s two new independent directors, Doug Pasquale and Andy Batinovich, both having extensive industry experience, will bring new dimensions of leadership to the Board.”

Mr. Cruse stated, “The entire Sunstone team thanks Bob for his exceptional support, teamwork and mentorship during his 16 years with the Company.  Through Bob’s vision and leadership, Sunstone has grown into an outstanding organization, with an exceptional portfolio of hotels and a very solid business plan.  It is our privilege and honor to have had the opportunity to work with, and learn from, an industry legend like Bob.”

Capital Improvements

During the third quarter of 2011, the Company invested $17.7 million in capital improvements into its portfolio.  Year-to-date through the end of the third quarter of 2011, the Company invested $82.4 million in capital improvements into its portfolio.

2011 Outlook

The Company is providing guidance at this time but does not undertake to make updates for any developments in its business or changes in the operating environment.  Achievement of the anticipated results is subject to risks and uncertainties, including those disclosed in the Company’s filings with the Securities and Exchange Commission.  The Company has provided guidance for the full year 2011.  The Company’s guidance does not take into account any additional hotel acquisitions, dispositions or financings during 2011.  Prior 2011 guidance included $4.0 million of partial-year interest income from the Royal Palm mortgage, which was sold in October 2011.  EBITDA for the Royal Palm mortgage was expected to have been $1.4 million for the fourth quarter.

For the full year 2011, the Company expects:

Metric	Prior Guidance (1)	Adjusted Prior Guidance (2)	Current Guidance	Change to Adjusted Prior Midpoint
Comparable Hotel RevPAR (3)	+6% - 8%	+6% - 8%	+6% - 8%	—
Net Loss (4)	($14) - ($3)	($17) - ($6)	($15) - ($10)	-$1.0
Adjusted EBITDA ($ millions)	$203 - $214	$201 - $212	$204 - $209	—
Adjusted FFO ($ millions)	$91 - $102	$89 - $100	$93 - $98	+$1.0
Adjusted FFO per diluted share	$0.77 - $0.87	$0.76 - $0.86	$0.79 - $0.84	+$0.005

(1) Reflects guidance presented on 08/08/2011.

(2) Prior guidance has been adjusted down by $1.4 million to reflect the sale of the mortgage note secured by the Royal Palm Hotel.

(3) Includes 32 comparable hotels.

(4) Net loss reflects loss attributable to common stockholders plus preferred stock dividends. Guidance for the full year 2011 includes the Company’s ownership results for all acquisitions and dispositions, and includes the Company’s 75% ownership results for the Hilton San Diego Bayfront.

Mr. Cruse stated, “Our portfolio continues to deliver meaningful RevPAR and EBITDA gains as business transient travel remains strong.  While there is a risk that unchecked macroeconomic uncertainty may ultimately lead to moderation of business travel and group demand in certain of our hotels, we believe our aggressive approach to asset management, continued strength in group production and ramp up from our recently renovated hotels are likely to drive continued growth in 2012.”

Dividend Update

On November 4, 2011, the Company’s Board of Directors declared a cash dividend of $0.50 per share payable to its Series A and Series D cumulative redeemable preferred stockholders and a cash dividend of $0.393 per share payable to its Series C cumulative convertible redeemable preferred stockholders. The dividends will be paid on or before January 15, 2012 to stockholders of record on December 31, 2011.  No dividend was declared on the Company’s common stock.

Subject to certain limitations, the Company intends to make dividends on its stock in amounts equivalent to 100% of its annual taxable income, which may be reduced through the application of negative operating losses. The level of any future dividends will be determined by the Company’s Board of Directors after considering taxable income projections, expected capital requirements, and risks affecting the Company’s business.  Common stock dividends may be made in the form of cash or a combination of cash and stock consistent with Internal Revenue Service guidelines.

Supplemental Disclosures

Contemporaneous with this release, the Company has furnished a Form 8-K with unaudited financial information. This additional information is being provided as a supplement to information prepared in accordance with generally accepted accounting principles. The Company undertakes no obligation to update any of the information provided to conform to actual results or changes in the Company’s portfolio, capital structure or future expectations.

Earnings Call

The Company will host a conference call to discuss third quarter 2011 results on November 8, 2011, at 12:00 p.m. EST (9:00 a.m. PST). A live web cast of the call will be available via the Investor Relations section of the Company’s website.  Alternatively, investors may dial 1-888-549-7750 (for domestic callers) or 1-480-629-9770 (for international callers). A replay of the web cast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. (“Sunstone”) is a lodging real estate investment trust (“REIT”) that, as of September 30, 2011, has interests in 32 hotels comprised of 13,206 rooms, excluding one hotel classified as held for sale.  Sunstone’s hotels are primarily in the upper upscale segment and are generally operated under nationally recognized brands, such as Marriott, Hilton, Fairmont, Hyatt and Starwood. For further information, please visit Sunstone’s website at www.sunstonehotels.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: volatility in the debt or equity markets affecting our ability to acquire or sell hotel assets; national and local economic and business conditions, including the likelihood of a prolonged U.S. recession; the ability to maintain sufficient liquidity and our access to capital markets; potential terrorist attacks, which would affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt and equity agreements; relationships with property managers and franchisors; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations, which influence or determine wages, prices, construction procedures and costs; our ability to identify, successfully compete for and complete acquisitions; the performance of hotels after they are acquired; necessary capital expenditures and our ability to fund them and complete them with minimum disruption; our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information in this release is as of November 7, 2011, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: (1) Earnings Before Interest Expense, Taxes, Depreciation and Amortization, or EBITDA; (2) Adjusted EBITDA (as defined below); (3) Funds From Operations, or FFO; (4) Adjusted FFO (as defined below); and (5) comparable hotel EBITDA and comparable hotel EBITDA margin.

EBITDA represents net income (loss) excluding: (1) non-controlling interests; (2) interest expense; (3) provision for income taxes, including income taxes applicable to sale of assets; and (4) depreciation and amortization. In addition, we have presented Adjusted EBITDA, which excludes: (1) amortization of deferred stock compensation; (2) the impact of any gain or loss from asset sales; (3) impairment charges; and (4) other adjustments we have identified in this release. We believe EBITDA and Adjusted EBITDA are useful to investors in evaluating our operating performance because these measures help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. We also use EBITDA and Adjusted EBITDA as measures in determining the value of hotel acquisitions and dispositions. A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA is set forth on page 9.  Reconciliations and the components of comparable hotel EBITDA and comparable hotel EBITDA margin are set forth on pages 11 and 12. We believe comparable hotel EBITDA and comparable hotel EBITDA margin are also useful to investors in evaluating our property-level operating performance.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group. The Board of Governors of NAREIT in its March 1995 White Paper (as clarified in November 1999 and April 2002) defines FFO to mean net income (loss) (computed in accordance with GAAP), excluding non-controlling interests, gains and losses from sales of property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustment for unconsolidated partnerships and joint ventures. We also present Adjusted FFO, which excludes penalties, written-off deferred financing costs, impairment losses and other adjustments we have identified in this release. We believe that the presentation of FFO and Adjusted FFO provide useful information to investors regarding our operating performance because they are measures of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items which we believe are not indicative of the performance of our underlying hotel properties.  We believe that these items are more representative of our asset base and our acquisition and disposition activities than our ongoing operations. We also use FFO as one measure in determining our results after taking into account the impact of our capital structure.  A reconciliation of net income (loss) to FFO and Adjusted FFO is set forth on page 9.

The revenue and expense items associated with our commercial laundry facility, BuyEfficient and other miscellaneous non-hotel items have been excluded in presenting comparable hotel EBITDA margins. Management believes the calculation of comparable hotel EBITDA results in a more accurate presentation of hotel EBITDA margins of the Company’s 32 hotel comparable portfolio. See pages 11 and 12 for reconciliations of comparable hotel EBITDA to the most comparable GAAP measure. Our 32 hotel comparable portfolio includes all hotels held for investment by the Company as of September 30, 2011, excluding the Valley River Inn, which has been classified as held for sale as of September 30, 2011 and included in discontinued operations for all periods presented due to its sale in October 2011. The 32 hotel comparable portfolio also includes results for the Renaissance Westchester during the period it was held in receivership prior to the Company’s reacquisition of the hotel in June 2010, as well as prior ownership results for the Doubletree Guest Suites Times Square acquired by the Company in January 2011, the JW Marriott New Orleans acquired by the Company in February 2011, and the Hilton San Diego Bayfront acquired by the Company in April 2011.

We caution investors that amounts presented in accordance with our definitions of EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, comparable hotel EBITDA and comparable hotel EBITDA margin may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP measures in the same manner. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, comparable hotel EBITDA and comparable hotel EBITDA margin should not be considered as an alternative measure of our net income (loss), operating performance, cash flow or liquidity. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, comparable hotel EBITDA and comparable hotel EBITDA margin may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, comparable hotel EBITDA and comparable hotel EBITDA margin can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to GAAP measures such as net income (loss) or cash flow from operations. In addition, you should be aware that adverse economic and market conditions may harm our cash flow.

Sunstone Hotel Investors, Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	September 30,	December 31,
	2011	2010
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$159,974	$276,034
Restricted cash	63,767	54,954
Accounts receivable, net	25,416	17,285
Due from affiliates	6	44
Inventories	2,388	2,101
Prepaid expenses	9,611	7,808
Investment in hotel properties of discontinued operations, net	15,041	131,404
Investment in other real estate of discontinued operations, net	—	896
Other current assets of discontinued operations, net	3,249	5,128
Total current assets	279,452	495,654

Investment in hotel properties, net	2,793,900	1,902,819
Other real estate, net	11,945	11,116
Investments in unconsolidated joint ventures	—	246
Deferred financing fees, net	11,408	8,855
Interest rate cap derivative agreements	6	—
Goodwill	13,088	4,673
Other assets, net	99,757	12,743

Total assets	$3,209,556	$2,436,106

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$26,257	$20,889
Accrued payroll and employee benefits	19,520	12,674
Due to Third-Party Managers	6,576	7,573
Dividends payable	7,437	5,137
Other current liabilities	31,896	16,907
Current portion of notes payable	324,279	16,196
Note payable of discontinued operations	11,557	11,773
Other current liabilities of discontinued operations, net	873	21,600
Total current liabilities	428,395	112,749

Notes payable, less current portion	1,342,022	1,115,334
Interest rate swap derivative agreement	1,572	—
Other liabilities	10,723	8,724
Total liabilities	1,782,712	1,236,807

Commitments and contingencies	—	—

Preferred stock, Series C Cumulative Convertible Redeemable Preferred Stock, $0.01 par value, 4,102,564 shares authorized, issued and outstanding at September 30, 2011 and December 31, 2010, liquidation preference of $24.375 per share	100,000	100,000

Equity:
Stockholders’ equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized.
8.0% Series A Cumulative Redeemable Preferred Stock,
7,050,000 shares issued and outstanding at September 30, 2011 and December 31, 2010, stated at liquidation preference of $25.00 per share	176,250	176,250
8.0% Series D Cumulative Redeemable Preferred Stock,
4,600,000 shares issued and outstanding at September 30, 2011 and zero issued and outstanding at December 31, 2010, stated at liquidation preference of $25.00 per share	115,000	—
Common stock, $0.01 par value, 500,000,000 shares authorized,
117,265,090 shares issued and outstanding at September 30, 2011 and 116,950,504 shares issued and outstanding at December 31, 2010	1,173	1,170
Additional paid in capital	1,311,918	1,313,498
Retained earnings	103,091	29,593
Cumulative dividends	(437,959)	(418,075)
Accumulated other comprehensive loss	(3,137)	(3,137)
Total stockholders’ equity	1,266,336	1,099,299
Non-controlling interest in consolidated joint ventures	60,508	—
Total equity	1,326,844	1,099,299

Total liabilities and equity	$3,209,556	$2,436,106

Sunstone Hotel Investors, Inc.

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Revenues
Room	$150,584	$105,927	$407,344	$302,033
Food and beverage	44,153	34,671	134,481	111,206
Other operating	17,597	11,877	47,821	34,415
Total revenues	212,334	152,475	589,646	447,654
Operating expenses
Room	37,894	27,033	102,782	77,378
Food and beverage	34,882	27,656	100,714	82,768
Other operating	6,871	5,734	19,059	17,113
Advertising and promotion	10,338	7,776	29,325	22,782
Repairs and maintenance	8,349	6,452	23,870	19,247
Utilities	8,441	6,593	22,518	17,750
Franchise costs	7,942	5,727	20,676	15,878
Property tax, ground lease and insurance	17,197	10,671	45,762	31,354
Property general and administrative	24,768	18,045	70,013	53,199
Corporate overhead	6,943	4,802	20,916	14,510
Depreciation and amortization	34,176	23,043	93,057	69,264
Impairment loss	10,862	—	10,862	1,943
Total operating expenses	208,663	143,532	559,554	423,186
Operating income	3,671	8,943	30,092	24,468
Equity in earnings of unconsolidated joint ventures	—	200	21	475
Interest income and other income (loss)	1,544	(280)	2,973	(10)
Interest expense	(21,792)	(16,506)	(60,729)	(53,235)
Gain on remeasurement of equity interests	—	—	69,230	—
Income (loss) from continuing operations	(16,577)	(7,643)	41,587	(28,302)
Income from discontinued operations	24	31,296	32,124	31,172
Net income (loss)	(16,553)	23,653	73,711	2,870
(Income) loss from consolidated joint venture attributable to non-controlling interest	31	—	(213)	—
Distributions to non-controlling interest	(8)	—	(22)	—
Preferred stock dividends and accretion	(7,437)	(5,141)	(19,884)	(15,515)
Undistributed income allocated to unvested restricted stock compensation	—	(232)	(638)	—
Income available (loss attributable) to common stockholders	$(23,967)	$18,280	$52,954	$(12,645)

Basic per share amounts:
Income (loss) from continuing operations available (attributable) to common stockholders	$(0.20)	$(0.13)	$0.18	$(0.45)
Income from discontinued operations	—	0.32	0.27	0.32
Basic income available (loss attributable) to common stockholders per common share	$(0.20)	$0.19	$0.45	$(0.13)

Diluted per share amounts:
Income (loss) from continuing operations available (attributable) to common stockholders	$(0.20)	$(0.13)	$0.18	$(0.45)
Income from discontinued operations	—	0.32	0.27	0.32
Diluted income available (loss attributable) to common stockholders per common share	$(0.20)	$0.19	$0.45	$(0.13)

Weighted average common shares outstanding:
Basic	117,254	97,250	117,186	97,163
Diluted	117,254	97,612	117,268	97,163

Dividends declared per common share	$—	$—	$—	$—

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income (Loss) to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share amounts)

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Net income (loss)	$(16,553)	$23,653	$73,711	$2,870
Operations held for investment:
Depreciation and amortization	34,176	23,043	93,057	69,264
Amortization of lease intangibles	1,035	76	2,971	226
Interest expense	19,595	15,954	55,581	48,756
Interest expense - default rate	—	—	—	884
Amortization of deferred financing fees	840	300	2,265	1,093
Write-off of deferred financing fees	—	—	—	1,585
Loan penalties and fees	—	—	—	174
Non-cash interest related to discount on Senior Notes	270	252	792	743
Non-cash interest related to loss on derivatives, net	1,087	—	2,091	—
Non-controlling interests:
(Income) loss from consolidated joint venture attributable to non-controlling interest	31	—	(213)	—
Depreciation and amortization	(1,414)	—	(2,598)	—
Interest expense	(549)	—	(1,005)	—
Amortization of deferred financing fees	(56)	—	(103)	—
Non-cash interest related to loss on derivative	(4)	—	(32)	—
Unconsolidated joint ventures:
Depreciation and amortization	—	13	3	40
Discontinued operations:
Depreciation and amortization	—	2,380	1,951	6,342
Interest expense	158	2,586	472	8,314
Interest expense - default rate	—	2,038	—	6,392
Amortization of deferred financing fees	3	134	9	406
Loan penalties and fees	—	282	—	927
EBITDA	38,619	70,711	228,952	148,016

Operations held for investment:
Amortization of deferred stock compensation	697	757	2,170	2,405
Non-cash straightline lease expense	696	340	1,702	738
(Gain) loss on sale of assets	(17)	383	(73)	383
Gain on remeasurement of equity interests	—	—	(69,230)	—
Due diligence costs - abandoned project	—	938	—	938
Closing costs - completed acquisitions	—	—	3,372	—
Impairment loss	10,862	—	10,862	1,943
Lawsuit settlement costs	1,620	—	1,620	—
Non-controlling interests:
Non-cash straightline lease expense	(114)	—	(243)	—
Unconsolidated joint ventures:
Amortization of deferred stock compensation	—	4	2	21
Discontinued operations:
(Gain) loss on sale of assets	52	—	(13,966)	—
Impairment loss	—	—	1,495	—
Gain on extinguishment of debt	—	(40,473)	(18,145)	(47,220)
Closing costs - completed acquisitions	—	6,774	—	6,774
	13,796	(31,277)	(80,434)	(34,018)

Adjusted EBITDA	$52,415	$39,434	$148,518	$113,998

Reconciliation of Net Income (Loss) to FFO and Adjusted FFO

Net income (loss)	$(16,553)	$23,653	$73,711	$2,870
Preferred stock dividends	(7,437)	(5,141)	(19,884)	(15,515)
Operations held for investment:
Real estate depreciation and amortization	33,882	22,906	92,186	68,858
Amortization of lease intangibles	1,035	76	2,971	226
(Gain) loss on sale of assets	(17)	383	(73)	383
Non-controlling interests:
(Income) loss from consolidated joint venture attributable to non-controlling interest	31	—	(213)	—
Real estate depreciation and amortization	(1,414)	—	(2,598)	—
Discontinued operations:
Real estate depreciation and amortization	—	2,380	1,951	6,342
(Gain) loss on sale of assets	52	—	(13,966)	—
FFO available to common stockholders	9,579	44,257	134,085	63,164

Operations held for investment:
Interest expense - default rate	—	—	—	884
Write-off of deferred financing fees	—	—	—	1,585
Loan penalties and fees	—	—	—	174
Non-cash straightline lease expense	696	340	1,702	738
Non-cash interest related to loss on derivatives, net	1,087	—	2,091	—
Gain on remeasurement of equity interests	—	—	(69,230)	—
Due diligence costs - abandoned project	—	938	—	938
Closing costs - completed acquisitions	—	—	3,372	—
Impairment loss	10,862	—	10,862	1,943
Lawsuit settlement costs	1,620	—	1,620	—
Non-controlling interests:
Non-cash straightline lease expense	(114)	—	(243)	—
Non-cash interest related to loss on derivative	(4)	—	(32)	—
Discontinued operations:
Interest expense - default rate	—	2,038	—	6,392
Loan penalties and fees	—	282	—	927
Impairment loss	—	—	1,495	—
Gain on extinguishment of debt	—	(40,473)	(18,145)	(47,220)
Closing costs - completed acquisitions	—	6,774	—	6,774
	14,147	(30,101)	(66,508)	(26,865)

Adjusted FFO available to common stockholders	$23,726	$14,156	$67,577	$36,299

FFO available to common stockholders per diluted share	$0.08	$0.45	$1.14	$0.65

Adjusted FFO available to common stockholders per diluted share	$0.20	$0.15	$0.58	$0.37

Basic weighted average shares outstanding	117,254	97,250	117,186	97,163
Shares associated with unvested restricted stock awards	—	362	82	372
Diluted weighted average shares outstanding (1)	117,254	97,612	117,268	97,535

(1) Diluted weighted average shares outstanding includes the Series C convertible preferred stock on a “non-converted” basis.  On an “as-converted” basis, FFO available to common stockholders per diluted share is $0.09 and $0.45, respectively, for the three months ended September 30, 2011 and 2010, and $1.14 and $0.67, respectively, for the nine months ended September 30, 2011 and 2010.  On an “as-converted” basis, Adjusted FFO available to common stockholders per diluted share is $0.21 and $0.15, respectively, for the three months ended September 30, 2011 and 2010, and $0.59 and $0.40, respectively, for the nine months ended September 30, 2011 and 2010.

Sunstone Hotel Investors, Inc.

Reconciliation of Net Loss to Non-GAAP Financial Measures

Guidance for Full Year 2011 (1)

(Unaudited and in thousands except per share amounts)

Reconciliation of Net Loss to Adjusted EBITDA

	Year Ended
	December 31, 2011
	Low	High

Net loss	$(15,200)	$(9,800)
Depreciation and amortization	130,000	130,000
Amortization of lease intangibles	4,000	4,000
Interest expense	75,900	75,900
Amortization of deferred financing fees	3,000	3,000
Non-cash interest related to discount on Senior Notes	1,100	1,100
Amortization of deferred stock compensation	3,000	3,000
Non-cash straightline lease expense	2,200	2,200
Adjusted EBITDA	$204,000	$209,400

Reconciliation of Net Loss to Adjusted FFO

Net loss	$(15,200)	$(9,800)
Preferred stock dividends	(27,400)	(27,400)
Real estate depreciation and amortization	129,100	129,100
Amortization of lease intangibles	4,000	4,000
Non-cash straightline lease expense	2,200	2,200
Adjusted FFO available to common stockholders	$92,700	$98,100

Adjusted FFO available to common stockholders per diluted share	$0.79	$0.84

Diluted weighted average shares outstanding	117,400	117,400

(1) Guidance for the full year 2011 includes the Company’s ownership results for all acquisitions and dispositions, and includes the Company’s 75% ownership results for the Hilton San Diego Bayfront.

Sunstone Hotel Investors, Inc.

Comparable Hotel EBITDA Margins

(Unaudited and in thousands except hotels and rooms)

	Three Months Ended September 30, 2011	Three Months Ended September 30, 2010
	Actual (1)	Actual (2)	Acquired Hotels (3)	Comparable (4)
Number of Hotels	32	29	3	32
Number of Rooms	13,206	11,062	2,144	13,206

Hotel EBITDA Margin (5)	27.2%	24.4%	30.0%	25.7%

Hotel Revenues
Room revenue	$150,584	$105,927	$32,540	$138,467
Food and beverage revenue	44,153	34,671	9,230	43,901
Other operating revenue	12,755	8,691	4,161	12,852
Total Hotel Revenues	207,492	149,289	45,931	195,220

Hotel Expenses
Room expense	38,097	27,373	8,131	35,504
Food and beverage expense	34,921	27,709	6,853	34,562
Other hotel expense	54,662	40,116	12,663	52,779
General and administrative expense	23,446	17,617	4,527	22,144
Total Hotel Expenses	151,126	112,815	32,174	144,989

Hotel EBITDA	56,366	36,474	13,757	50,231

Non-hotel operating income	1,017	877	—	877
Amortization of lease intangibles	(1,035)	(76)	(1,007)	(1,083)
Non-cash straightline lease expense	(696)	(340)	(492)	(832)
Management company transition costs	—	(147)	—	(147)
Corporate overhead	(6,943)	(4,802)	—	(4,802)
Depreciation and amortization	(34,176)	(23,043)	(7,262)	(30,305)
Impairment loss	(10,862)	—	––	—
Operating Income	3,671	8,943	4,996	13,939

Equity in earnings of unconsolidated joint ventures	—	200	—	200
Interest income and other income (loss)	1,544	(280)	—	(280)
Interest expense	(21,792)	(16,506)	(3,962)	(20,468)
Income from discontinued operations	24	31,296	—	31,296
Net Income (Loss)	$(16,553)	$23,653	$1,034	$24,687

(1) Actual represents the Company’s ownership results for the 32 hotels held for investment as of September 30, 2011. Excludes the Valley River Inn which has been classified as held for sale as of September 30, 2011 and included in discontinued operations for the three months ended September 30, 2011 due to its sale in October 2011.

(2) Actual represents the Company’s ownership results for the 29 hotels held for investment as of September 30, 2010. Excludes the Royal Palm Miami Beach, which was sold in April 2011, the Valley River Inn, which has been classified as held for sale as of September 30, 2011 and included in discontinued operations for the three months ended September 30, 2010 due to its sale in October 2011, and eight hotels included in the Mass Mutual portfolio, which have been reclassified as discontinued operations for the three months ended September 30, 2010 due to their deed back to the lender in November 2010. Room count as of September 30, 2010 has been adjusted by 6 additional rooms which were added to the Courtyard by Marriott Los Angeles Airport during the second quarter of 2011.

(3) Acquired Hotels represents prior ownership results for the Doubletree Guest Suites Times Square acquired by the Company on January 14, 2011, the JW Marriott New Orleans acquired by the Company on February 15, 2011, and the Hilton San Diego Bayfront acquired by the Company on April 15, 2011.

(4) Comparable represents the Company’s ownership results for the 29 hotels held for investment as of September 30, 2010, plus the Doubletree Guest Suites Times Square acquired by the Company on January 14, 2011, the JW Marriott New Orleans acquired by the Company on February 15, 2011, and the Hilton San Diego Bayfront acquired by the Company on April 15, 2011.

(5) Hotel EBITDA Margin is calculated as Hotel EBITDA divided by total hotel revenues.

Sunstone Hotel Investors, Inc.

Comparable Hotel EBITDA Margins

(Unaudited and in thousands except hotels and rooms)

	Nine Months Ended September 30, 2011			Nine Months Ended September 30, 2010
	Actual (1)	Acquired Hotels (2)	Comparable (3)	Actual (4)	Reacquired Hotel (5)	Acquired Hotels (2)	Comparable (6)
Number of Hotels	32		32	29		3	32
Number of Rooms	13,206		13,206	11,062		2,144	13,206

Hotel EBITDA Margin (7)	27.2%	32.3%	27.5%	24.8%	10.9%	30.9%	26.0%
Hotel EBITDA Margin adjusted for prior year property tax assessment (8)	27.1%		27.4%	24.8%			26.0%
Hotel EBITDA Margin adjusted for hotels undergoing renovation (9)	27.6%		27.9%	24.8%			26.0%

Hotel Revenues
Room revenue	$407,344	$24,150	$431,494	$302,033	$4,931	$93,232	$400,196
Food and beverage revenue	134,481	11,753	146,234	111,206	3,114	29,057	143,377
Other operating revenue	34,167	2,873	37,040	25,121	240	11,840	37,201
Total Hotel Revenues	575,992	38,776	614,768	438,360	8,285	134,129	580,774

Hotel Expenses
Room expense	103,426	5,926	109,352	78,443	1,417	22,009	101,869
Food and beverage expense	100,852	7,589	108,441	82,877	2,355	20,141	105,373
Other hotel expense	148,809	9,120	157,929	116,016	2,403	37,172	155,591
General and administrative expense	66,383	3,597	69,980	52,165	1,203	13,312	66,680
Total Hotel Expenses	419,470	26,232	445,702	329,501	7,378	92,634	429,513

Hotel EBITDA	156,522	12,544	169,066	108,859	907	41,495	151,261
Prior year property tax assessment	(600)	—	(600)	—	—	—	—
Hotel EBITDA adjusted for prior year property tax assessment	155,922	12,544	168,466	108,859	907	41,495	151,261

Total Hotel Revenues of hotels undergoing renovation	(24,325)	—	(24,325)	—	—	—	—
Total Hotel Expenses of hotels undergoing renovation	20,862	—	20,862	—	—	—	—
EBITDA of hotels undergoing renovation	(3,463)	—	(3,463)	—	—	—	—
Hotel EBITDA adjusted for hotels undergoing renovation	152,459	12,544	165,003	108,859	907	41,495	151,261

Non-hotel operating income	3,160	—	3,160	2,522	—	—	2,522
Amortization of lease intangibles	(2,971)	(140)	(3,111)	(226)	—	(3,021)	(3,247)
Non-cash straightline lease expense	(1,702)	—	(1,702)	(738)	—	(1,474)	(2,212)
Management company transition costs	(82)	—	(82)	(232)	—	—	(232)
Prior year property tax assessment	600	—	600	—	—	—	—
EBITDA of hotels undergoing renovation	3,463	—	3,463	—	—	—	—
Corporate overhead	(20,916)	—	(20,916)	(14,510)	—	—	(14,510)
Depreciation and amortization	(93,057)	(6,308)	(99,365)	(69,264)	(561)	(21,785)	(91,610)
Impairment loss	(10,862)	—	(10,862)	(1,943)	––	––	(1,943)
Operating Income	30,092	6,096	36,188	24,468	346	15,215	40,029

Equity in earnings of unconsolidated joint ventures	21	—	21	475	—	—	475
Interest income and other income (loss)	2,973	—	2,973	(10)	—	—	(10)
Interest expense	(60,729)	(3,008)	(63,737)	(53,235)	—	(11,771)	(65,006)
Gain on remeasurement of equity interests	69,230	—	69,230	—	—	—	—
Income from discontinued operations	32,124	—	32,124	31,172	—	—	31,172
Net Income	$73,711	$3,088	$76,799	$2,870	$346	$3,444	$6,660

(1)  Actual represents the Company’s ownership results for the 32 hotels held for investment as of September 30, 2011. Excludes the Royal Palm Miami Beach which was sold in April 2011, and the Valley River Inn which has been classified as held for sale as of September 30, 2011 and included in discontinued operations for the nine months ended September 30, 2011 due to its sale in October 2011.

(2)  Acquired Hotels represents prior ownership results for the Doubletree Guest Suites Times Square acquired by the Company on January 14, 2011, the JW Marriott New Orleans acquired by the Company on February 15, 2011, and the Hilton San Diego Bayfront acquired by the Company on April 15, 2011.

(3)  Comparable represents the Company’s ownership results and prior ownership results for the 32 comparable hotels held for investment as of September 30, 2011.

(4)  Actual represents the Company’s ownership results for the 29 hotels held for investment as of September 30, 2010. Excludes Royal Palm Miami Beach which was sold in April 2011, and the Valley River Inn which has been classifed as held for sale as of September 30, 2011 and included in discontinued operations for the nine months ended September 30, 2010 due to its sale in October 2011, as well as the Marriott Ontario Airport which was sold by the receiver in August 2010, and eight hotels included in the Mass Mutual portfolio deeded back to the lender in November 2010, which have been reclassified as discontinued operations for the nine months ended September 30, 2010. Room count as of September 30, 2010 has been adjusted by 6 additional rooms which were added to the Courtyard by Marriott Los Angeles during the second quarter of 2011.

(5)  Reacquired Hotel represents operating results for the Renaissance Westchester while it was held in receivership prior to the Company’s reacquisition of the hotel on June 14, 2010.

(6)  Comparable represents the Company’s ownership results for the 29 hotels held for investment as of September 30, 2011, plus the Renaissance Westchester during the period it was held in receivership prior to the Company’s reacquisition of the hotel on June 14, 2010, the Doubletree Guest Suites Times Square acquired by the Company on January 14, 2011, the JW Marriott New Orleans acquired by the Company on February 15, 2011, and the Hilton San Diego Bayfront acquired by the Company on April 15, 2011.

(7)  Hotel EBITDA Margin is calculated as Hotel EBITDA divided by total hotel revenues.

(8)  Hotel EBITDA Margin for the nine months ended September 30, 2011 includes the additional benefit of $0.9 million due to prior year property tax refunds, net of appeal fees, less additional expense of $0.3 million due to a prior year property tax assessment. Without this net benefit, Comparable Hotel EBITDA Margin for the nine months ended September 30, 2011 would have been 27.4%, or 140 basis points higher than the nine months ended September 30, 2010.

(9)  Hotel EBITDA Margin for the nine months ended September 30, 2011 is impacted by nine hotels which were under renovation during 2011: Courtyard by Marriott Los Angeles; Doubletree Guest Suites Minneapolis; Embassy Suites Chicago; Kahler Inn & Suites; Marriott Houston; Marriott Quincy; Marriott Rochester; Marriott Tysons Corner; and Sheraton Cerritos. Without the impact of this renovation displacement, Comparable Hotel EBITDA Margin would have been 27.9%, or 190 basis points higher than the nine months ended September 30, 2010.